Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the prospectus supplement dated April 19, 2011)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 April 27, 2011

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates

Notice: The auction has been extended until 4/27/2011 1:31:27 PM EDT.

Auction Information

Auction Start:	4/19/2011 5:00 PM EDT
Auction End:	4/27/2011 1:31 PM EDT
Last Update:	**4/27/2011 3:01:40 PM EDT**
Auction Status:	**Over**

Bidding Information

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	2.500%
Maturity Date:	5/1/2012

More...

Buy Today! Information

Bids

Final Market-Clearing Price: 100.090

Final Market-Clearing Yield*: 2.408%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 13585	25	100.108	4/27/2011 1:31:20 PM	25 units	$ 25,022.50
Bidder 23723	240	100.098	4/27/2011 1:30:12 PM	240 units	$ 240,216.00
Bidder 24582	3	100.098	4/27/2011 1:30:39 PM	3 units	$ 3,002.70
Bidder 24406	3	100.092	4/27/2011 1:31:03 PM	3 units	$ 3,002.70
Bidder 21822	25	100.091	4/27/2011 1:31:18 PM	25 units	$ 25,022.50
Bidder 27430	1,500	100.090	4/27/2011 1:29:27 PM	1,204 units	$ 1,205,083.60
Bidder 10095	35	100.010	4/25/2011 4:58:59 PM	Rejected: Price	
Bidder 27462	1	100.010	4/26/2011 1:45:20 PM	Rejected: Price	
Bidder 26768	100	100.010	4/27/2011 1:23:44 PM	Rejected: Price	
Bidder 13952	40	100.002	4/26/2011 4:25:36 PM	Rejected: Price	
Bidder 9600	15	100.002	4/26/2011 6:02:42 PM	Rejected: Price	
Bidder 6231	20	100.002	4/26/2011 6:11:37 PM	Rejected: Price	
Bidder 27471	35	100.001	4/27/2011 11:45:05 AM	Rejected: Price	
Bidder 23034	13	100.000	4/21/2011 5:21:19 PM	Rejected: Price	
Bidder 17561	200	100.000	4/22/2011 1:46:46 PM	Rejected: Price	
Bidder 23314	60	100.000	4/25/2011 9:25:27 PM	Rejected: Price	
Bidder 21311	5	100.000	4/27/2011 4:45:10 AM	Rejected: Price	
Bidder 18597	15	100.000	4/27/2011 10:46:06 AM	Rejected: Price	
Bidder 12466	3	100.000	4/27/2011 11:31:07 AM	Rejected: Price	
Bidder 21599	150	100.000	4/27/2011 1:12:31 PM	Rejected: Price	
Bidder 16321	1	100.000	4/20/2011 12:25:40 PM	Rejected: Price	
Bidder 23328	6	100.000	4/20/2011 1:03:29 PM	Rejected: Price	
Bidder 13200	10	100.000	4/21/2011 11:12:45 AM	Rejected: Price	
Bidder 18240	1,000	100.000	4/27/2011 1:30:27 PM	Rejected: Price	
Bidder 21789	10	99.991	4/27/2011 1:29:00 PM	Rejected: Price	
Bidder 19894	4	99.988	4/27/2011 7:46:23 AM	Rejected: Price	
Bidder 21789	10	99.981	4/27/2011 1:29:00 PM	Rejected: Price	
Bidder 21477	25	99.980	4/27/2011 1:16:45 PM	Rejected: Price	
Bidder 23416	10	99.980	4/26/2011 4:46:16 PM	Rejected: Price	
Bidder 21789	10	99.971	4/27/2011 1:29:00 PM	Rejected: Price	
Bidder 21789	10	99.961	4/27/2011 1:29:00 PM	Rejected: Price	
Bidder 41	10	99.960	4/27/2011 1:17:53 PM	Rejected: Price	
Bidder 24788	50	99.955	4/27/2011 1:24:35 PM	Rejected: Price	
Bidder 20935	5	99.952	4/27/2011 1:22:33 PM	Rejected: Price	
Bidder 13571	10	99.952	4/23/2011 2:06:09 PM	Rejected: Price	
Bidder 21789	10	99.951	4/27/2011 1:29:00 PM	Rejected: Price	
Bidder 23416	10	99.950	4/26/2011 4:46:16 PM	Rejected: Price	
Bidder 19266	5	99.902	4/27/2011 8:10:07 AM	Rejected: Price	
Bidder 14269	20	99.876	4/26/2011 10:09:30 AM	Rejected: Price	
Bidder 23416	5	99.850	4/26/2011 4:46:16 PM	Rejected: Price	
Bidder 15637	4	99.760	4/27/2011 9:47:24 AM	Rejected: Price	
Bidder 23534	15	99.756	4/25/2011 6:39:20 PM	Rejected: Price	
Bidder 23329	30	99.756	4/27/2011 9:52:21 AM	Rejected: Price	
Bidder 23427	2	99.707	4/27/2011 12:44:06 PM	Rejected: Price

Bidder 23462	20	99.516	4/21/2011 5:15:15 PM	Rejected: Price
Bidder 13193	50	99.513	4/22/2011 1:38:38 PM	Rejected: Price
Bidder 25636	5	99.512	4/20/2011 4:35:23 PM	Rejected: Price
Bidder 15506	3	99.512	4/22/2011 11:37:06 AM	Rejected: Price
Bidder 2715	1	99.512	4/25/2011 7:22:57 PM	Rejected: Price
Bidder 18907	5	99.512	4/26/2011 8:36:32 PM	Rejected: Price

« Prev. **Page** 1 **of 2** **Next »**

Auction Totals:	**1,500 units**	**$ 1,501,350.00**

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 23639	5	2.50%	4/19/2011 7:40:48 PM	5 units	$ 5,000.00
Bidder 23638	75	2.50%	4/19/2011 7:45:11 PM	75 units	$ 75,000.00
Bidder 24058	250	2.50%	4/19/2011 7:51:18 PM	250 units	$ 250,000.00
Bidder 24059	95	2.50%	4/19/2011 7:54:28 PM	95 units	$ 95,000.00
Bidder 25636	5	2.50%	4/20/2011 4:35:23 PM	5 units	$ 5,000.00
Bidder 14248	10	2.50%	4/21/2011 10:51:25 AM	10 units	$ 10,000.00
Bidder 14252	10	2.50%	4/21/2011 11:12:32 AM	10 units	$ 10,000.00
Bidder 21785	5	2.50%	4/21/2011 11:37:33 AM	5 units	$ 5,000.00
Bidder 17792	34	2.50%	4/21/2011 7:47:19 PM	34 units	$ 34,000.00
Bidder 13193	50	2.50%	4/22/2011 1:38:38 PM	50 units	$ 50,000.00
Bidder 13571	10	2.50%	4/23/2011 1:58:00 PM	10 units	$ 10,000.00
Bidder 27456	1	2.50%	4/26/2011 11:00:58 AM	1 unit	$ 1,000.00
Bidder 23424	16	2.50%	4/26/2011 11:21:00 AM	16 units	$ 16,000.00
Bidder 23152	10	2.50%	4/26/2011 12:33:26 PM	10 units	$ 10,000.00
			Auction Totals:	**576 units**	**$ 576,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

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ZIONS DIRECT AUCTIONS

SIGN IN | REGISTER | CONTACT US

Home » Auction #2906

Auctions
View current auctions

Results Archive
View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University
Learn more about our auctions

Demos
Learn how to participate!

Think

WEEKLY UPDATE

Sign up to receive a free weekly email containing economic commentary, new-issue alerts, investing news, and much more.

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates

Notice: The auction has been extended until 4/27/2011 1:31:27 PM EDT.

Auction Information

Auction Start:	4/19/2011 5:00 PM EDT
Auction End:	4/27/2011 1:31 PM EDT
Last Update:	**4/27/2011 3:02:13 PM EDT**
Auction Status:	**Over**

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	2.500%
Maturity Date:	5/1/2012

More...

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 100.090

Final Market-Clearing Yield*: 2.408%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 19920	1	99.419	4/21/2011 9:12:47 AM		Rejected: Price
Bidder 21785	5	99.270	4/21/2011 11:37:33 AM		Rejected: Price
Bidder 18373	15	99.173	4/22/2011 2:20:05 PM		Rejected: Price
Bidder 14032	5	99.038	4/26/2011 3:51:03 PM		Rejected: Price
Bidder 864	3	99.038	4/27/2011 10:28:39 AM		Rejected: Price
Bidder 21452	10	99.028	4/21/2011 7:22:57 PM		Rejected: Price
Bidder 25702	100	99.010	4/27/2011 12:58:16 PM		Rejected: Price
Bidder 24047	10	99.000	4/26/2011 6:58:50 PM		Rejected: Price
Bidder 19073	17	99.000	4/27/2011 10:30:41 AM		Rejected: Price
Bidder 19072	10	99.000	4/27/2011 10:38:15 AM		Rejected: Price
Bidder 21217	5	98.801	4/26/2011 4:17:55 PM		Rejected: Price
Bidder 21477	50	98.792	4/27/2011 12:49:00 PM		Rejected: Price
Bidder 16791	50	98.788	4/21/2011 3:24:46 PM		Rejected: Price
Bidder 23802	20	98.740	4/26/2011 3:03:42 PM		Rejected: Price
Bidder 25702	50	98.711	4/27/2011 1:02:29 PM		Rejected: Price
Bidder 23086	25	98.692	4/27/2011 12:02:55 PM		Rejected: Price
Bidder 23520	80	98.653	4/24/2011 9:08:21 PM		Rejected: Price
Bidder 23315	25	98.650	4/27/2011 12:48:59 PM		Rejected: Price
Bidder 14033	10	98.644	4/27/2011 9:58:38 AM		Rejected: Price
Bidder 21270	25	98.644	4/27/2011 11:07:14 AM		Rejected: Price
Bidder 26763	5	98.596	4/21/2011 8:11:02 AM		Rejected: Price
Bidder 16791	50	98.596	4/21/2011 3:24:46 PM		Rejected: Price
Bidder 25692	50	98.596	4/22/2011 2:43:00 PM		Rejected: Price
Bidder 15413	200	98.557	4/27/2011 12:35:15 PM		Rejected: Price
Bidder 26631	1	98.550	4/27/2011 10:42:12 AM		Rejected: Price
Bidder 25467	1	98.548	4/21/2011 2:48:25 PM		Rejected: Price
Bidder 17667	25	98.548	4/21/2011 6:49:57 PM		Rejected: Price
Bidder 21808	50	98.548	4/26/2011 1:46:24 PM		Rejected: Price
Bidder 24047	10	98.548	4/26/2011 6:58:50 PM		Rejected: Price
Bidder 14033	10	98.548	4/27/2011 9:46:36 AM		Rejected: Price
Bidder 26763	5	98.500	4/21/2011 8:11:02 AM		Rejected: Price
Bidder 21808	50	98.500	4/26/2011 1:46:24 PM		Rejected: Price
Bidder 14033	10	98.452	4/26/2011 10:16:48 AM		Rejected: Price
Bidder 22451	500	98.379	4/25/2011 2:36:36 PM		Rejected: Price
Bidder 14033	10	98.309	4/26/2011 10:16:01 AM		Rejected: Price
Bidder 16612	25	98.250	4/23/2011 3:35:24 AM		Rejected: Price
Bidder 14033	10	98.071	4/25/2011 5:39:14 PM		Rejected: Price
Bidder 26795	50	98.010	4/21/2011 11:41:06 AM		Rejected: Price
Bidder 17399	1	98.000	4/20/2011 12:25:52 PM		Rejected: Price
Bidder 21321	25	98.000	4/20/2011 3:31:49 PM		Rejected: Price
Bidder 27431	5	98.000	4/21/2011 1:10:31 PM		Rejected: Price
Bidder 22586	10	98.000	4/21/2011 1:29:06 PM		Rejected: Price

« Prev. Page 2 of 2 Next »

			Auction Totals:	**1,500 units**	**$ 1,501,350.00**

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 23639	5	2.50%	4/19/2011 7:40:48 PM	5 units	$ 5,000.00
Bidder 23638	75	2.50%	4/19/2011 7:45:11 PM	75 units	$ 75,000.00
Bidder 24058	250	2.50%	4/19/2011 7:51:18 PM	250 units	$ 250,000.00
Bidder 24059	95	2.50%	4/19/2011 7:54:28 PM	95 units	$ 95,000.00
Bidder 25636	5	2.50%	4/20/2011 4:35:23 PM	5 units	$ 5,000.00
Bidder 14248	10	2.50%	4/21/2011 10:51:25 AM	10 units	$ 10,000.00
Bidder 14252	10	2.50%	4/21/2011 11:12:32 AM	10 units	$ 10,000.00
Bidder 21785	5	2.50%	4/21/2011 11:37:33 AM	5 units	$ 5,000.00
Bidder 17792	34	2.50%	4/21/2011 7:47:19 PM	34 units	$ 34,000.00
Bidder 13193	50	2.50%	4/22/2011 1:38:38 PM	50 units	$ 50,000.00
Bidder 13571	10	2.50%	4/23/2011 1:58:00 PM	10 units	$ 10,000.00
Bidder 27456	1	2.50%	4/26/2011 11:00:58 AM	1 unit	$ 1,000.00
Bidder 23424	16	2.50%	4/26/2011 11:21:00 AM	16 units	$ 16,000.00
Bidder 23152	10	2.50%	4/26/2011 12:33:26 PM	10 units	$ 10,000.00
			Auction Totals:	**576 units**	**$ 576,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

ZIONS DIRECT

Entrust